Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-2315774) pertaining to the Covanta Holding Corporation 2014 Equity Award Plan, as amended,

(2)
Registration Statement (Form S-8 No. 333-119609) pertaining to the Covanta Holding Corporation (formerly Danielson Holding Corporation) Equity Award Plan for Employees and Officers and the Covanta Holding Corporation Equity Award Plan for Directors of Covanta Holding Corporation,

(3)
Registration Statement (Form S-8 No. 333-130046) pertaining to the registration of an additional 2,000,000 shares of common stock as a result of an increase in the number of shares of common stock issuable under the Covanta Holding Corporation Equity Award Plan for Employees and Officers,

(4)
Registration Statement (Form S-8 No. 333-150705) pertaining to the registration of an additional 6,300,000 shares of common stock as a result of an increase in the number of shares of common stock issuable under the Covanta Holding Corporation Equity Award Plan for Employees and Officers and the Covanta Holding Corporation Equity Award Plan for Directors of Covanta Holding Corporation,

(5)	Registration Statement (Form S-8 No. 333-195793) pertaining to the Covanta Holding Corporation 2014 Equity Award Plan, and

(6)
Registration Statement (Form S-3 No. 333-220460) pertaining to the registration of common stock, preferred stock, warrants, debt securities, subscription rights, purchase contracts, purchase units, and depositary shares of Covanta Holding Corporation of our reports dated February 25, 2020, with respect to the consolidated financial statements and schedule of Covanta Holding Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of Covanta Holding Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 25, 2020